UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 13, 2020
__________________________________________
Cimpress plc
(Exact Name of Registrant as Specified in Its Charter)
__________________________________________

Ireland	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building D,	Xerox Technology Park
A91 H9N9
Dundalk, Co. Louth
Ireland
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: +353 42 938 8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Ordinary Shares, nominal value per share of €0.01	CMPR	NASDAQ	Global Select Market

Item 1.01    Entry into a Material Definitive Agreement.

On February 13, 2020, Cimpress plc (“we,” “us,” or “Cimpress”) entered into Amendment No. 3 among Cimpress and four of its subsidiaries, Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V., and Cimpress USA Incorporated, as borrowers (collectively, the “Borrowers”); the lenders named therein as lenders (the “Lenders”); and JPMorgan Chase Bank N.A., as administrative agent for the Lenders (the “Administrative Agent”) (the “Amendment”), which amends the senior secured Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, as further amended and restated as of July 13, 2017 and as previously amended among the Borrowers, the lenders named therein as lenders, and the Administrative Agent (the “Credit Agreement”).

The Amendment extends the maturity date of all loans under the Credit Agreement to February 13, 2025 and resets the amortization schedule for repayment of the term loan. In addition, term loan commitments were reduced to $452.0 million and revolving credit facility commitments were increased to $1,099.4 million, representing total commitments of $1,551.4 million.

The Amendment is filed as Exhibit 10.1 to this report. The above description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

Senior Notes

On February 13, 2020, Cimpress completed its previously announced offering of $200.0 million in aggregate principal amount of 7.0% senior notes due 2026 (the “new notes”). The new notes are issued as additional notes under a senior notes indenture, dated as of June 15, 2018 (as supplemented (the “Indenture”), including by a third supplemental indenture, dated as of February 13, 2020 (the “Third Supplemental Indenture”) in connection with the issuance of the new notes), between Cimpress, the guarantors party thereto, and U.S. Bank National Association (as successor trustee to MUFG Union Bank, N.A.), pursuant to which Cimpress previously issued $400.0 million in aggregate principal amount of 7.0% senior notes due 2026 (the “initial notes” and together with the new notes, the “notes”). The new notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

The notes bear interest at a rate of 7.0% per annum and mature on June 15, 2026. Interest on the new notes will be payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2020, to the holders of record of such notes at the close of business on June 1 or December 1, respectively, preceding such interest payment date.

The price for the new notes to investors purchasing in the offering was 105.25% of the principal amount of the new notes.

The Indenture contains various covenants, including covenants that, subject to certain exceptions, limit our and our restricted subsidiaries’ ability to: incur and/or guarantee additional debt; pay dividends, repurchase shares or make certain other restricted payments; enter into agreements limiting dividends and certain other restricted payments; prepay, redeem or repurchase subordinated debt; grant liens on assets; merge, consolidate or transfer or dispose of substantially all of our consolidated assets; sell, transfer or otherwise dispose of property and assets; and engage in transactions with affiliates.

At any time prior to June 15, 2021, Cimpress may redeem some or all of the notes at a redemption price equal to 100% of the principal amount redeemed, plus a make-whole amount as set forth in the Indenture, plus, in each case, accrued and unpaid interest to, but not including, the redemption date. In addition, at any time prior to June 15, 2021, Cimpress may redeem up to 40% of the aggregate outstanding principal amount of the notes at a redemption price equal to 107.0% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date, with the net proceeds of certain equity offerings by Cimpress. At any time on or after June 15, 2021, Cimpress may redeem some or all of the notes at the redemption prices specified in the Indenture, plus accrued and unpaid interest to, but not including, the redemption date.

Subject to certain exceptions, upon the occurrence of a Change of Control (as defined in the Indenture),

Cimpress will be required to make an offer to purchase the notes at a price in cash equal to 101% of the principal amount of the notes tendered, plus accrued and unpaid interest to, but not including, the date of purchase.

The Indenture, including the form of the notes, is filed as Exhibit 4.1 to this report and the Third Supplemental Indenture is filed as Exhibit 4.2 to this report. The above description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, including the form of notes, and the Third Supplemental Indenture, which are incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit
No.	Description
4.1
Senior Notes Indenture (including form of Notes), dated as of June 15, 2018, between Cimpress plc (as successor to Cimpress N.V.), the guarantors party thereto, and U.S. Bank National Association, as successor trustee, is incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 18, 2018 (File No. 0-51539)

4.2	Third Supplemental Indenture, dated as of February 13, 2020, between Cimpress plc, the guarantors party thereto and U.S. Bank National Association, as successor trustee
10.1
Amendment No. 3, dated as of February 13, 2020, among Cimpress N.V., Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V., and Cimpress USA Incorporated, as borrowers; the lenders named therein as lenders; and JPMorgan Chase Bank N.A., as administrative agent for the lenders, to the senior Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, as further amended and restated as of July 13, 2017, and as further previously amended

104	Cover Page Interactive Data File, formatted in iXBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 18, 2020	Cimpress plc

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer